EX. 99.28(d)(1)(viii)

Amendment to

Investment Advisory and Management Agreement

between Jackson Variable Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (the “Adviser”).

Whereas, the Trust and the Adviser (the “Parties”) entered into an Investment Advisory and Management Agreement effective April 27, 2015, as amended (the “Agreement”), whereby the Adviser agreed to provide certain investment advisory services to several separate series of shares (each a “Fund”) of the Trust, as listed on Schedule A to the Agreement.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved fee changes for certain Funds, as outlined below, effective April 29, 2019 (collectively, the “Fee Changes”):

Fee Changes

1)       JNL Conservative Allocation Fund;

2)       JNL Moderate Allocation Fund;

3)       JNL/American Funds Global Growth Fund;

4)       JNL/American Funds Growth Fund; and

5)       JNL/T. Rowe Price Capital Appreciation Fund.

Whereas, the Board has approved the removal of the following fund, and its Cayman Islands subsidiary from Schedule C of the Agreement, effective April 29, 2019 (the “Cayman Removal”):

Fund: JNL/VanEck International Gold Fund

Cayman Islands subsidiary: JNL/VanEck International Gold Fund Ltd.

Whereas, pursuant to Board approval of the Fee Changes and the Cayman Removal, the Parties have agreed to amend the Agreement, effective April 29, 2019, to update advisory fees for certain funds, as outlined above, in Schedule B; and to remove the fund and Cayman Island subsidiary outlined above, in Schedule C of the Agreement.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 29, 2019, attached hereto.

2)	Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C dated April 29, 2019, attached hereto.

3)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed, effective April 29, 2019.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule B

Dated April 29, 2019

(Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNL Conservative Allocation Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.130% .080% .075% .070%
JNL Moderate Allocation Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.130% .080% .075% .070%
JNL Institutional Alt 100 Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL iShares Tactical Moderate Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL iShares Tactical Moderate Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL iShares Tactical Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL/American Funds® Global Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.650% .600% .590% .580%
JNL/American Funds® Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.650% .600% .590% .580%
JNL/AQR Risk Parity Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.650% .600% .590% .580%
JNL/BlackRock Global Long Short Credit Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.800% .750% .740% .730%
JNL/DFA U.S. Small Cap Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/DoubleLine® Total Return Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $250 million $250 million to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.800% .750% .725% .715% .705%

B-1

JNL/Epoch Global Shareholder Yield Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.575% .550% .540% .530%
JNL/FAMCO Covered Call Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.500% .450% .440% .430%
JNL/Lazard International Strategic Equity Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/Neuberger Berman Currency Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.550% .500% .490% .480%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/Nicholas Convertible Arbitrage Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.725% .700% .690% .680%
JNL/PIMCO Investment Grade Corporate Bond Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.350% .300% .290% .280%
JNL/PPM America Long Short Credit Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $500 million $500 million to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.575% .550% .530% .520% .510%
JNL/The Boston Company Equity Income Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/The London Company Focused U.S. Equity Fund	$0 to $500 million $500 million to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.575% .550% .500% .490% .480%
JNL/VanEck International Gold Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/WCM Focused International Equity Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%

B-2

Schedule C

Dated April 29, 2019

(List of Adviser’s Investment Advisory Agreements with Funds’ Subsidiaries)

Funds	Subsidiaries*

JNL/AQR Risk Parity Fund	JNL/AQR Risk Parity Fund Ltd.
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

* The Adviser has entered into an Investment Advisory Agreement with each subsidiary – which is wholly owned by the Fund listed opposite its name – pursuant to which the subsidiary is obligated to pay an investment advisory fee to the Adviser based on the same formula as set forth in Schedule B for its parent Fund.

C-1